UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2008

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2008, The Phoenix Companies, Inc. (the “Company”) and its wholly owned subsidiaries, Phoenix Investment Management Company (“PIMCO”) and Virtus Holdings, Inc. (“Virtus Holdings”) entered into an Investment and Contribution Agreement (the “Agreement”) with Harris Bankcorp, Inc. (“Harris”), a U.S. subsidiary of Bank of Montreal, pursuant to which Harris would acquire $45 million in convertible preferred stock (the “Preferred Stock”) of Virtus Holdings, representing a 23 percent equity position in Virtus Holdings and its direct and wholly-owned subsidiary, Virtus Investment Partners, Inc. (“Virtus”).

The Agreement calls for a two-step closing process, the first step of which was completed effective as of October 31, 2008. The second step of the transaction, which is subject to certain regulatory and other customary conditions, is expected to be completed in connection with the spin-off of Virtus Holdings from the Company, which is expected to occur later this year.

Pursuant to the Agreement, the parties thereto made certain customary representations and warranties. Assuming that it meets certain ownership requirements, including the beneficial ownership of the equivalent of 10% of the issued and outstanding common stock of Virtus Holdings, Harris will be entitled to certain rights as the holder of the Preferred Stock upon the closing of the second step of the transaction, including, but not limited to, (i) the right to elect one member of the Virtus Holdings board of directors, (ii) for a period of two years, the right to purchase up to $25 million in new Preferred Stock in the event Virtus Holdings proposes the issuance of new equity, and (iii) the right to require Virtus Holdings to repurchase 5% of the Preferred Stock at a price equal to the liquidation preference of the Preferred Stock of approximately $9 million at any time on or after the third anniversary of the closing of the first step of the transaction (the “Put Right”). Virtus Holdings will have a corresponding right to redeem such Preferred Stock for an equivalent amount (the “Call Right”) at any time prior to the exercise of the Put Right. The Put Right and Call Right will terminate should the closing price for the common stock of Virtus Holdings exceed the conversion price per share for the Preferred Stock for any consecutive five-day trading period. Additionally, the Preferred Stock will pay an 8% annual dividend, payable in cash or kind at the option of Virtus Holdings. For so long as 66  2/3% of the Preferred Stock remain outstanding, (i) the holder of the Preferred Stock will have the right to elect one additional member of the Virtus Holdings board of directors and (ii) the prior consent of the holders of the Preferred Stock is required prior to the following: (A) modifying the rights of the holders or the terms of the Preferred Stock, including any adverse change in the organizational documents of Virtus Holdings, (B) issuing additional shares of Preferred Stock, (C) until the third anniversary of the second closing, selling Virtus Holdings or substantially all of its assets or of more than 50% of its capital stock, (D) issuing any below-market equity securities of Virtus Holdings, (E) commencing of any liquidation or bankruptcy proceedings, (F) redeeming or repurchasing of any common stock of Virtus Holdings, (vii) changing the number of directors of Virtus Holdings and (G) using Harris’ name.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

FORWARD-LOOKING STATEMENTS

This filing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the Company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others: (i) the effects of recent adverse market and economic developments on all aspects of our business; (ii) changes in general market and business conditions, interest rates and the debt and equity markets; (iii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iv) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (v) our dependence on non-affiliated distributors for our product sales, (vi) downgrades in our debt or financial strength ratings; (vii) our dependence on third parties to maintain critical business and administrative functions; (viii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (ix) our ability to attract and retain key personnel in a competitive environment; (x) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (xi) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xii) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xiii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiv) the potential need to fund deficiencies in our closed block; (xv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xvi) other legislative or regulatory developments; (xvii) legal or regulatory actions; (xviii) changes in accounting standards; (xix) the potential effects of the spin-off of Virtus on our expense levels, liquidity and third-party relationships; and (xx) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Investment and Contribution Agreement, dated as of October 30, 2008, by and among The Phoenix Companies, Inc., Phoenix Investment Management Company, Virtus Holdings, Inc. and Harris Bankcorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: November 5, 2008	By:	/s/ Tracy L. Rich
	Name:	Tracy L. Rich
	Title:	Executive Vice President, General Counsel and Secretary